UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): January 2, 2019
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InterDigital, Inc.
(Exact name of registrant as specified in charter)

Pennsylvania	1-33579	23-1882087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Bellevue Parkway, Suite 300, Wilmington, DE	19809
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 302-281-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
❑    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 8.01.    Other Events.

2019 Huawei China Proceeding

On January 3, 2019, InterDigital was notified that a civil complaint was filed on January 2, 2019, by Huawei Technologies Co., Ltd. and certain of its subsidiaries against InterDigital, Inc. and certain of its subsidiaries in the Shenzhen Intermediate People’s Court. The complaint seeks a ruling that the InterDigital defendants have violated an obligation to license their patents that are essential to 3G, 4G and 5G wireless telecommunication standards on fair, reasonable and non-discriminatory terms and conditions. The complaint also seeks a determination of the terms for licensing all of the InterDigital defendants’ Chinese patents that are essential to 3G, 4G and 5G wireless telecommunication standards to the Huawei plaintiffs for the plaintiffs’ wireless terminal unit products made and/or sold in China from 2019 to 2023. InterDigital’s patent license agreement with Huawei expired on December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

By: /s/ Jannie K. Lau
Jannie K. Lau
Chief Legal Officer, General Counsel
and Corporate Secretary

Date: January 7, 2019